UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2013

CALVIN B. TAYLOR BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-50047	52-1948274
(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

24 North Main Street, Berlin, Maryland 21811
Address of principal executive offices

(410) 641-1700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

   Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2013, the Boards of Directors of Calvin B. Taylor Bankshares, Inc. (the “Company”) and its wholly-owned subsidiary, Calvin B. Taylor Banking Company of Berlin, Maryland (the “Bank”), appointed M. Dean Lewis  as Principal Financial Officer and Treasurer of the Company, and Chief Financial Officer and Assistant Vice President  of the Bank.  Mr. Lewis succeeds William H. Mitchell who retired from the positions of Principal Financial Officer and Treasurer of the Company, and Chief Financial Officer of the Bank.  Mr. Mitchell will remain a Vice President of the Company and Executive Vice President of the Bank, and was appointed as Chief Operating Officer of the Bank, a newly created position.
Mr. Lewis joined the Bank in December 2011 as Financial Officer.  Prior to joining the Bank, Mr. Lewis, age 32, was employed by the public accounting firm PricewaterhouseCoopers LLP from 2002 to 2010 and served clients in various industries including banking, and most recently held the position of Tax Director.  From 2010 to 2011, Mr. Lewis was the Controller of MaTech Solutions, Inc., a privately held government contract manufacturer.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 8, 2013, the Company held its Annual Meeting of Stockholders.  The purposes of the meeting were as follows:

Item 1.	To elect the Directors of the Company, who shall serve for a one-year term, and until their respective successors are elected and have qualified.
Item 2.
To ratify the appointment of Rowles & Company, LLP as the independent auditor for Calvin B. Taylor Bankshares, Inc., and Calvin B. Taylor Banking Company of Berlin, Maryland for the fiscal year ending December 31, 2013.

Item 3.	To cast an advisory vote on executive compensation.
Item 4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Item 1.    The Company’s shareholders elected twelve directors of the Company.  The numbers of shares that voted for the election of the directors, against the election of the directors, withheld authority to vote for the directors, and represented broker non-votes with respect to this proposal are summarized in the table below.

	Votes Cast
					Broker
	For	Against	Withheld	Total	Non-votes
James R Bergey Jr	2,122,075	-	1,925	2,124,000	174,098
John H Burbage Jr	2,122,100	-	1,900	2,124,000	174,098
Todd E Burbage	2,121,925	-	2,075	2,124,000	174,098
Charlotte K Cathell	2,122,100	-	1,900	2,124,000	174,098
Reese F Cropper Jr	2,056,772	-	67,228	2,124,000	174,098
Reese F Cropper III	2,092,623	-	31,377	2,124,000	174,098
Hale Harrison	2,118,668	-	5,332	2,124,000	174,098
Gerald T Mason	2,122,070	-	1,930	2,124,000	174,098
William H Mitchell	2,057,012	-	66,988	2,124,000	174,098
Joseph E Moore	2,092,972	-	31,028	2,124,000	174,098
Louis H. Taylor	2,121,825	-	2,175	2,124,000	174,098
Raymond M Thompson	2,092,982	-	31,018	2,124,000	174,098

Item 2.    The Company’s shareholders ratified the appointment of Rowles & Company, LLC as the independent auditor for Calvin B. Taylor Bankshares, Inc. and Calvin B. Taylor Banking Company of Berlin, Maryland for the fiscal year ending December 31, 2013.  The number of shares that voted for, against, and abstained from voting for or against the ratification of the appointment of Rowles & Company, LLC are summarized in the table below.

	Votes Cast
	For	Against	Total	Abstentions
Rowles & Company, LLC	2,187,511	547	2,188,058	2,396

Item 3.    The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement.  The number of shares that voted for, against, abstained from voting for or against, and represented broker non-votes with respect to this proposal are summarized in the table below.

	Votes Cast				Broker
	For	Against	Total	Abstentions	Non-votes
Executive Compensation	2,067,115	10,550	2,077,665	8,744	174,098

Item 4.     There was no other business introduced at the Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calvin B. Taylor Bankshares, Inc.

Date: May 10, 2013	By:	/s/ Raymond M. Thompson

Raymond M. Thompson
President & Chief Executive Officer